UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 18, 2025
Date of Report (date of earliest event reported)
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GigaCloud Technology Inc
(Exact name of registrant as specified in its charter)
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Cayman Islands (State or other jurisdiction of incorporation or organization)	001-41454 (Commission File Number)	00-0000000 (I.R.S. Employer Identification Number)
4388 Shirley Ave El Monte, CA 91731
(Address of principal executive offices and zip code)
(626) 912-8886
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A ordinary shares, par value $0.05 per share	GCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Gigacloud Technology Inc (the “Company”) board of directors (the “Board”) has scheduled its 2025 annual meeting of shareholders (“2025 Annual Meeting”) for July 11, 2025. The record date for the 2025 Annual Meeting is close of business on April 28, 2025. The Company will provide additional details regarding the exact time and location of the 2025 Annual Meeting in the Company’s proxy statement for the 2025 Annual Meeting to be filed with the Securities and Exchange Commission prior to the 2025 Annual Meeting.

Shareholder proposals intended for inclusion in the Company’s proxy statement for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices no later than the close of business on December 15, 2024. Such shareholder proposals must also comply with the other requirements of Rule 14a-8 in order to be eligible for inclusion in the Company’s proxy statement for the 2025 Annual Meeting.

Notices must comply with the specific requirements set forth in the Company’s memorandum and articles of association and applicable law and must be sent to the Company’s Chief Executive Officer at its principal executive offices at 4388 Shirley Avenue, El Monte, CA 91731, USA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of March 2025.

GigaCloud Technology Inc

By:	/s/ Larry Lei Wu
Name:	Larry Lei Wu
Title:	Chairman of the Board of Directors and Chief Executive Officer